UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2009 (September 18, 2009)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania		17111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 800-653-6104

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Metro Bancorp, Inc. (the “Company”) announced in May that it was postponing its 2009 Annual Meeting due to pending regulatory applications for approval of its merger with Republic First Bancorp, Inc.  On September 18, 2009, the Company’s Board of Directors set December 9 as  the date for the 2009 Annual Meeting and October 9, 2009 as the record date for determining the shareholders entitled to notice of and to vote at the meeting.

The Company is again extending the date by which shareholders must submit any proposals for the 2009 Annual Meeting.  Any such proposals should be submitted by October 9, 2009.  Any proposal should be directed to the Corporate Secretary at 3801 Paxton Street, Harrisburg, PA 17111 and should include:  (i) name and residential address of shareholder; (ii) the number of shares of common stock of the Company owned by the shareholder; and (iii) the reasons for the proposal.

The following disclosure is made in accordance with Rule 14a-12 of the Securities Exchange Act of 1934, as amended:

In the near future, Metro Bancorp, Inc. will file with the Securities and Exchange Commission (“Commission”) a proxy statement in connection with its 2009 Annual Meeting.  The proxy statement will be mailed to the Company’s shareholders and will also be available at the Commission’s web site at www.sec.gov; at the Company’s website at www.mymetrobank.com; and from the Company by making a written request to Ms. Sherry Richart at 3801 Paxton Street, Harrisburg, Pennsylvania 17111 or by telephone at (800) 653-6104.  Shareholders should read the proxy statement carefully before voting on the proposal(s) that will be presented at the Annual Meeting.

Participants in Annual Meeting Solicitation

Metro Bancorp, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Annual Meeting. Information about the participants and their interests in the solicitation will be disclosed in the proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2009	METRO BANCORP, INC. (Registrant)
/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer